Exhibit 99.1

INVESTOR RELATIONS: Samantha Tortora 212.810.5397	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Third Quarter 2020 Diluted EPS of $8.87, or $9.22 as adjusted
New York, October 13, 2020 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2020.

$129 billion of quarterly total net inflows, led by continued momentum in fixed income and cash management, with positive flows across all regions, investment styles and product types

7% annualized organic asset growth in the quarter and higher organic base fee growth reflect strength of diversified investment management platform, especially active equities, illiquid alternatives and strategic focus areas of iShares®

18% increase in revenue year-over-year reflects higher performance fees and continued organic growth

17% increase in operating income year-over-year includes the impact of $83 million of product launch costs in the current quarter

24% increase in diluted EPS (29% as adjusted) also reflects higher year-over-year nonoperating income and a lower diluted share count in the current quarter

Laurence D. Fink, Chairman and CEO:

“As investors around the world navigate current uncertainty, including the pandemic and uneven economic recovery, BlackRock is serving clients’ needs with global insights, strategic advice and whole-portfolio solutions. We purposefully built the most comprehensive, fully-integrated, investment and risk management technology platform in the industry to deepen partnerships with clients as we help them achieve their long-term goals.

“BlackRock generated $129 billion of total net inflows in the third quarter, representing 9% annualized organic base fee growth. Our diverse platform saw inflows across all asset classes, investment styles and regions. Notably, more than 50% of long-term flows were driven by clients in Europe and Asia.

“Our results are a validation of our globally integrated asset management and technology business model, which allows us to consistently invest and evolve ahead of client needs. Each of our strategic investment areas, including iShares ETFs, alternatives and technology, continue to grow, while strong investment performance has driven positive active flows over the last year. And as clients look to integrate ESG into their portfolios, BlackRock is uniquely positioned with industry-leading sustainability research, investment strategies and technology.

“We are humbled by the trust our clients place in us, grateful for the dedication of our employees and committed to operating at the highest standards for all of our stakeholders.”

FINANCIAL RESULTS

	Q3	Q3
(in millions, except per share data)	2020	2019
AUM	$7,808,497	$6,963,932
% change	12%
Average AUM	$7,678,147	$6,894,873
% change	11%
Total net flows	$128,701	$84,246

GAAP basis:
Revenue	$4,369	$3,692
% change	18%
Operating income	$1,757	$1,502
% change	17%
Operating margin	40.2%	40.7%
Net income(1)	$1,364	$1,119
% change	22%
Diluted EPS	$8.87	$7.15
% change	24%
Weighted average diluted shares	153.7	156.4
% change	(2)%

As Adjusted:
Operating income(2)	$1,757	$1,502
% change	17%
Operating margin(2)	47.0%	46.0%
Net income(1) (2)	$1,418	$1,119
% change	27%
Diluted EPS(2)	$9.22	$7.15
% change	29%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q3	YTD
(in billions)	2020	2020
Long-term net flows:	$98	$141

By region:

Americas	$41	$58
EMEA	25	43
APAC	32	40

By client type:

Retail:	$20	$34
US	8	15
International	12	19

iShares:	$41	$106
Core	14	22
Non-Core	27	84

Institutional:	$37	$1
Active	30	30
Index	7	(29)

Cash management net flows	$28	$104

Advisory net flows	$3	$18

Total net flows	$129	$264

BUSINESS RESULTS

				September 30, 2020	Q3 2020
	Q3 2020	September 30, 2020	Q3 2020	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$19,552	$746,264	$938	10%	30%
iShares ETFs	41,332	2,321,335	1,228	30%	38%
Institutional:
Active	29,619	1,427,122	594	18%	18%
Index	7,101	2,641,408	261	34%	8%
Total institutional	36,720	4,068,530	855	52%	26%
Long-term	97,604	7,136,129	3,021	92%	94%
Cash management	27,766	652,002	204	8%	6%
Advisory(2)	3,331	20,366	-	-	-
Total	$128,701	$7,808,497	$3,225	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$47,059	$2,072,673	$1,511	27%	47%
Index and iShares ETFs	50,545	5,063,456	1,510	65%	47%
Long-term	97,604	7,136,129	3,021	92%	94%
Cash management	27,766	652,002	204	8%	6%
Advisory(2)	3,331	20,366	-	-	-
Total	$128,701	$7,808,497	$3,225	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$2,168	$3,784,118	$1,501	48%	47%
Fixed income	70,362	2,531,465	908	33%	28%
Multi-asset	13,980	598,246	289	8%	9%
Alternatives	11,094	222,300	323	3%	10%
Long-term	97,604	7,136,129	3,021	92%	94%
Cash management	27,766	652,002	204	8%	6%
Advisory(2)	3,331	20,366	-	-	-
Total	$128,701	$7,808,497	$3,225	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.
(2)

Approximately $4.2 billion of iShares ETFs AUM held in advisory accounts associated with the Federal Reserve Bank of New York (“FRBNY”) assignment as of September 30, 2020 (disclosed via FRBNY reporting as of October 8, 2020) are included within iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM.

INVESTMENT PERFORMANCE AT September 30, 2020(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	83%	87%	86%
Tax-exempt	31%	57%	79%
Index AUM within or above applicable tolerance	82%	97%	92%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	76%	80%	82%
Systematic	79%	68%	84%
Index AUM within or above applicable tolerance	94%	98%	98%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Tuesday, October 13, 2020 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (833) 793-7231, or from outside the United States, (469) 795-5206, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 2437498). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Tuesday, October 13, 2020 and ending at midnight on Tuesday, October 27, 2020. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 2437498. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of September 30, 2020, the firm managed approximately $7.81 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	September 30,				June 30,
	2020	2019	Change		2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$3,225	$2,980	$245		$2,966	$259
Investment advisory performance fees	532	121	411		112	420
Technology services revenue	282	259	23		278	4
Distribution fees	288	270	18		253	35
Advisory and other revenue	42	62	(20)		39	3
Total revenue	4,369	3,692	677		3,648	721

Expense
Employee compensation and benefits	1,411	1,111	300		1,152	259
Distribution and servicing costs	456	427	29		429	27
Direct fund expense	257	239	18		246	11
General and administration	461	385	76		388	73
Amortization of intangible assets	27	28	(1)		27	-
Total expense	2,612	2,190	422		2,242	370

Operating income	1,757	1,502	255		1,406	351

Nonoperating income (expense)
Net gain (loss) on investments	269	(7)	276		398	(129)
Interest and dividend income	9	19	(10)		10	(1)
Interest expense	(54)	(54)	-		(51)	(3)
Total nonoperating income (expense)	224	(42)	266		357	(133)

Income before income taxes	1,981	1,460	521		1,763	218
Income tax expense (benefit)	464	341	123		361	103
Net income	1,517	1,119	398		1,402	115
Less:
Net income (loss) attributable to noncontrolling interests	153	-	153		188	(35)
Net income attributable to BlackRock, Inc.	$1,364	$1,119	$245		$1,214	$150

Weighted-average common shares outstanding
Basic	152,488,073	155,280,877	(2,792,804)		153,732,878	(1,244,805)
Diluted	153,742,264	156,447,387	(2,705,123)		154,712,032	(969,768)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$8.94	$7.21	$1.73		$7.90	$1.04
Diluted	$8.87	$7.15	$1.72		$7.85	$1.02
Cash dividends declared and paid per share	$3.63	$3.30	$0.33		$3.63	$-

Supplemental information:

AUM (end of period)	$7,808,497	$6,963,932	$844,565		$7,317,949	$490,548
Shares outstanding (end of period)	152,496,403	155,173,103	(2,676,700)		152,460,239	36,164
GAAP:
Operating margin	40.2%	40.7%	(50	) bps	38.5%	170	bps
Effective tax rate	25.4%	23.3%	210	bps	22.9%	250	bps
As adjusted:
Operating income (1)	$1,757	$1,502	$255		$1,406	$351
Operating margin (1)	47.0%	46.0%	100	bps	43.7%	330	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$71	$(42)	$113		$169	$(98)
Net income attributable to BlackRock, Inc. (3)	$1,418	$1,119	$299		$1,214	$204
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$9.22	$7.15	$2.07		$7.85	$1.37
Effective tax rate	22.5%	23.3%	(80	) bps	22.9%	(40	) bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Nine Months Ended
	September 30,
	2020	2019	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$9,246	$8,688	$558
Investment advisory performance fees	685	211	474
Technology services revenue	834	700	134
Distribution fees	817	799	18
Advisory and other revenue	145	164	(19)
Total revenue	11,727	10,562	1,165

Expense
Employee compensation and benefits	3,700	3,258	442
Distribution and servicing costs	1,330	1,247	83
Direct fund expense	780	733	47
General and administration	1,991	1,243	748
Amortization of intangible assets	79	68	11
Total expense	7,880	6,549	1,331

Operating income	3,847	4,013	(166)

Nonoperating income (expense)
Net gain (loss) on investments	627	224	403
Interest and dividend income	34	68	(34)
Interest expense	(151)	(152)	1
Total nonoperating income (expense)	510	140	370

Income before income taxes	4,357	4,153	204
Income tax expense (benefit)	811	961	(150)
Net income	3,546	3,192	354
Less:
Net income (loss) attributable to noncontrolling interests	162	17	145
Net income attributable to BlackRock, Inc.	$3,384	$3,175	$209

Weighted-average common shares outstanding
Basic	153,816,544	156,290,212	(2,473,668)
Diluted	154,959,812	157,385,956	(2,426,144)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$22.00	$20.31	$1.69
Diluted	$21.84	$20.17	$1.67
Cash dividends declared and paid per share	$10.89	$9.90	$0.99

Supplemental information:

AUM (end of period)	$7,808,497	$6,963,932	$844,565
Shares outstanding (end of period)	152,496,403	155,173,103	(2,676,700)
GAAP:
Operating margin	32.8%	38.0%	(520	) bps
Effective tax rate	19.3%	23.2%	(390	) bps
As adjusted:
Operating income (1)	$4,436	$4,013	$423
Operating margin (1)	44.3%	43.7%	60	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$226	$123	$103
Net income attributable to BlackRock, Inc. (3)	$3,664	$3,175	$489
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$23.64	$20.17	$3.47
Effective tax rate	21.4%	23.2%	(180	) bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	June 30,	inflows	Market		September 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$254,104	$7,007	$15,217	$3,099	$279,427	$272,429
Fixed income	301,160	8,321	4,185	2,342	316,008	311,193
Multi-asset	111,934	1,777	5,618	379	119,708	117,376
Alternatives	27,956	2,447	523	195	31,121	29,759
Retail subtotal	695,154	19,552	25,543	6,015	746,264	730,757
iShares ETFs:
Equity	1,470,314	14,851	96,101	5,583	1,586,849	1,560,887
Fixed income	634,098	19,690	5,206	4,005	662,999	657,594
Multi-asset	5,074	154	192	10	5,430	5,297
Alternatives	53,111	6,637	6,254	55	66,057	63,687
iShares ETFs subtotal	2,162,597	41,332	107,753	9,653	2,321,335	2,287,465
Institutional:
Active:
Equity	133,932	4,001	9,709	1,618	149,260	145,197
Fixed income	666,693	12,011	9,122	5,235	693,061	684,720
Multi-asset	426,553	11,354	20,017	6,318	464,242	451,984
Alternatives	114,432	2,253	2,481	1,393	120,559	118,016
Active subtotal	1,341,610	29,619	41,329	14,564	1,427,122	1,399,917
Index:
Equity	1,660,875	(23,691)	115,515	15,883	1,768,582	1,748,988
Fixed income	809,141	30,340	(2,967)	22,883	859,397	846,244
Multi-asset	7,801	695	285	85	8,866	8,245
Alternatives	4,519	(243)	211	76	4,563	4,637
Index subtotal	2,482,336	7,101	113,044	38,927	2,641,408	2,608,114
Institutional subtotal	3,823,946	36,720	154,373	53,491	4,068,530	4,008,031
Long-term	6,681,697	97,604	287,669	69,159	7,136,129	7,026,253
Cash management	619,351	27,766	274	4,611	652,002	632,869
Advisory (3)	16,901	3,331	124	10	20,366	19,025
Total	$7,317,949	$128,701	$288,067	$73,780	$7,808,497	$7,678,147
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$312,809	$10,063	$21,603	$3,156	$347,631	$338,125
Fixed income	950,143	19,166	13,135	6,968	989,412	976,832
Multi-asset	538,489	13,131	25,635	6,697	583,952	569,360
Alternatives	142,387	4,699	3,003	1,589	151,678	147,775
Active subtotal	1,943,828	47,059	63,376	18,410	2,072,673	2,032,092
Index and iShares ETFs:
iShares ETFs:
Equity	1,470,314	14,851	96,101	5,583	1,586,849	1,560,887
Fixed income	634,098	19,690	5,206	4,005	662,999	657,594
Multi-asset	5,074	154	192	10	5,430	5,297
Alternatives	53,111	6,637	6,254	55	66,057	63,687
iShares ETFs subtotal	2,162,597	41,332	107,753	9,653	2,321,335	2,287,465
Non-ETF Index:
Equity	1,736,102	(22,746)	118,838	17,444	1,849,638	1,828,489
Fixed income	826,851	31,506	(2,795)	23,492	879,054	865,325
Multi-asset	7,799	695	285	85	8,864	8,245
Alternatives	4,520	(242)	212	75	4,565	4,637
Non-ETF Index subtotal	2,575,272	9,213	116,540	41,096	2,742,121	2,706,696
Index and iShares ETFs subtotal	4,737,869	50,545	224,293	50,749	5,063,456	4,994,161
Long-Term	$6,681,697	$97,604	$287,669	$69,159	$7,136,129	$7,026,253
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows	Market		September 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,519,225	$2,168	$236,542	$26,183	$3,784,118	$3,727,501
Fixed income	2,411,092	70,362	15,546	34,465	2,531,465	2,499,751
Multi-asset	551,362	13,980	26,112	6,792	598,246	582,902
Alternatives:
Illiquid alternatives	76,607	2,202	104	810	79,723	78,413
Liquid alternatives	63,120	2,553	2,851	731	69,255	66,642
Currency and commodities(4)	60,291	6,339	6,514	178	73,322	71,044
Alternatives subtotal	200,018	11,094	9,469	1,719	222,300	216,099
Long-Term	$6,681,697	$97,604	$287,669	$69,159	$7,136,129	$7,026,253

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.2 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of September 30, 2020 (disclosed via FRBNY reporting as of October 8, 2020) are included within Fixed Income iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$252,413	$23,244	$4,038	$(268)	$279,427	$252,221
Fixed income	305,265	8,564	3,208	(1,029)	316,008	303,363
Multi-asset	120,439	(3,126)	2,569	(174)	119,708	114,401
Alternatives	25,180	5,554	317	70	31,121	27,502
Retail subtotal	703,297	34,236	10,132	(1,401)	746,264	697,487
iShares ETFs:
Equity	1,632,972	11,050	(57,319)	146	1,586,849	1,504,589
Fixed income	565,790	75,359	19,246	2,604	662,999	611,117
Multi-asset	5,210	230	1	(11)	5,430	5,104
Alternatives	36,093	19,494	10,428	42	66,057	50,403
iShares ETFs subtotal	2,240,065	106,133	(27,644)	2,781	2,321,335	2,171,213
Institutional:
Active:
Equity	141,118	4,708	3,369	65	149,260	135,354
Fixed income	651,368	3,082	36,857	1,754	693,061	663,749
Multi-asset	434,233	16,211	11,737	2,061	464,242	431,055
Alternatives	111,951	6,269	1,989	350	120,559	114,414
Active subtotal	1,338,670	30,270	53,952	4,230	1,427,122	1,344,572
Index:
Equity	1,793,826	(38,086)	10,629	2,213	1,768,582	1,674,238
Fixed income	792,969	8,252	58,782	(606)	859,397	819,510
Multi-asset	8,239	301	237	89	8,866	8,104
Alternatives	4,848	45	(330)	-	4,563	4,487
Index subtotal	2,599,882	(29,488)	69,318	1,696	2,641,408	2,506,339
Institutional subtotal	3,938,552	782	123,270	5,926	4,068,530	3,850,911
Long-term	6,881,914	141,151	105,758	7,306	7,136,129	6,719,611
Cash management	545,949	104,405	156	1,492	652,002	602,703
Advisory (3)	1,770	18,350	266	(20)	20,366	10,679
Total	$7,429,633	$263,906	$106,180	$8,778	$7,808,497	$7,332,993
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$316,145	$21,616	$9,531	$339	$347,631	$311,834
Fixed income	939,275	10,151	39,061	925	989,412	949,178
Multi-asset	554,672	13,086	14,307	1,887	583,952	545,455
Alternatives	137,130	11,822	2,306	420	151,678	141,915
Active subtotal	1,947,222	56,675	65,205	3,571	2,072,673	1,948,382
Index and iShares ETFs:
iShares ETFs:
Equity	1,632,972	11,050	(57,319)	146	1,586,849	1,504,589
Fixed income	565,790	75,359	19,246	2,604	662,999	611,117
Multi-asset	5,210	230	1	(11)	5,430	5,104
Alternatives	36,093	19,494	10,428	42	66,057	50,403
iShares ETFs subtotal	2,240,065	106,133	(27,644)	2,781	2,321,335	2,171,213
Non-ETF Index:
Equity	1,871,212	(31,750)	8,505	1,671	1,849,638	1,749,979
Fixed income	810,327	9,747	59,786	(806)	879,054	837,444
Multi-asset	8,239	300	236	89	8,864	8,105
Alternatives	4,849	46	(330)	-	4,565	4,488
Non-ETF Index subtotal	2,694,627	(21,657)	68,197	954	2,742,121	2,600,016
Index and iShares ETFs subtotal	4,934,692	84,476	40,553	3,735	5,063,456	4,771,229
Long-Term	$6,881,914	$141,151	$105,758	$7,306	$7,136,129	$6,719,611
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,820,329	$916	$(39,283)	$2,156	$3,784,118	$3,566,402
Fixed income	2,315,392	95,257	118,093	2,723	2,531,465	2,397,739
Multi-asset	568,121	13,616	14,544	1,965	598,246	558,664
Alternatives:
Illiquid alternatives	75,349	6,354	(2,025)	45	79,723	76,697
Liquid alternatives	59,048	5,509	4,387	311	69,255	62,528
Currency and commodities(4)	43,675	19,499	10,042	106	73,322	57,581
Alternatives subtotal	178,072	31,362	12,404	462	222,300	196,806
Long-Term	$6,881,914	$141,151	$105,758	$7,306	$7,136,129	$6,719,611

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.2 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of September 30, 2020 (disclosed via FRBNY reporting as of October 8, 2020) are included within Fixed Income iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	September 30,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$231,645	$25,180	$19,098	$3,504	$279,427	$248,948
Fixed income	297,186	13,556	3,959	1,307	316,008	302,419
Multi-asset	116,040	(3,714)	7,030	352	119,708	115,092
Alternatives	23,247	7,224	405	245	31,121	26,667
Retail subtotal	668,118	42,246	30,492	5,408	746,264	693,126
iShares ETFs:
Equity	1,468,711	60,122	52,720	5,296	1,586,849	1,507,986
Fixed income	539,260	100,322	17,597	5,820	662,999	596,496
Multi-asset	4,659	610	165	(4)	5,430	5,038
Alternatives	34,188	20,281	11,510	78	66,057	46,774
iShares ETFs subtotal	2,046,818	181,335	81,992	11,190	2,321,335	2,156,294
Institutional:
Active:
Equity	128,723	5,232	13,331	1,974	149,260	134,610
Fixed income	649,883	(2,066)	38,293	6,951	693,061	660,994
Multi-asset	398,937	31,429	26,224	7,652	464,242	425,765
Alternatives	105,521	10,972	2,293	1,773	120,559	112,942
Active subtotal	1,283,064	45,567	80,141	18,350	1,427,122	1,334,311
Index:
Equity	1,659,424	(51,017)	140,271	19,904	1,768,582	1,681,295
Fixed income	781,102	21,719	30,216	26,360	859,397	812,141
Multi-asset	8,085	247	441	93	8,866	8,095
Alternatives	4,570	90	(179)	82	4,563	4,526
Index subtotal	2,453,181	(28,961)	170,749	46,439	2,641,408	2,506,057
Institutional subtotal	3,736,245	16,606	250,890	64,789	4,068,530	3,840,368
Long-term	6,451,181	240,187	363,374	81,387	7,136,129	6,689,788
Cash management	510,984	134,204	1,164	5,650	652,002	583,512
Advisory (3)	1,767	18,353	252	(6)	20,366	8,618
Total	$6,963,932	$392,744	$364,790	$87,031	$7,808,497	$7,281,918
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	September 30,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$290,519	$22,302	$30,974	$3,836	$347,631	$308,605
Fixed income	931,179	9,025	41,606	7,602	989,412	945,830
Multi-asset	514,973	27,720	33,255	8,004	583,952	540,857
Alternatives	128,766	18,195	2,699	2,018	151,678	139,608
Active subtotal	1,865,437	77,242	108,534	21,460	2,072,673	1,934,900
Index and iShares ETFs:
iShares ETFs
Equity	1,468,711	60,122	52,720	5,296	1,586,849	1,507,986
Fixed income	539,260	100,322	17,597	5,820	662,999	596,496
Multi-asset	4,659	610	165	(4)	5,430	5,038
Alternatives	34,188	20,281	11,510	78	66,057	46,774
iShares ETFs subtotal	2,046,818	181,335	81,992	11,190	2,321,335	2,156,294
Non-ETF Index
Equity	1,729,273	(42,907)	141,726	21,546	1,849,638	1,756,248
Fixed income	796,992	24,184	30,862	27,016	879,054	829,724
Multi-asset	8,089	242	440	93	8,864	8,095
Alternatives	4,572	91	(180)	82	4,565	4,527
Non-ETF Index subtotal	2,538,926	(18,390)	172,848	48,737	2,742,121	2,598,594
Index and iShares ETFs subtotal	4,585,744	162,945	254,840	59,927	5,063,456	4,754,888
Long-Term	$6,451,181	$240,187	$363,374	$81,387	$7,136,129	$6,689,788
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	September 30,	inflows	Market		September 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,488,503	$39,517	$225,420	$30,678	$3,784,118	$3,572,839
Fixed income	2,267,431	133,531	90,065	40,438	2,531,465	2,372,050
Multi-asset	527,721	28,572	33,860	8,093	598,246	553,990
Alternatives:
Illiquid alternatives	70,516	10,420	(2,177)	964	79,723	75,583
Liquid alternatives	55,544	7,804	4,904	1,003	69,255	61,331
Currency and commodities(4)	41,466	20,343	11,302	211	73,322	53,995
Alternatives subtotal	167,526	38,567	14,029	2,178	222,300	190,909
Long-Term	$6,451,181	$240,187	$363,374	$81,387	$7,136,129	$6,689,788

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.2 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of September 30, 2020 (disclosed via FRBNY reporting as of October 8, 2020) are included within Fixed Income iShares ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$457	$391	$66	$381	$76	$1,236	$1,151	$85
iShares ETFs	880	872	8	792	88	2,551	2,589	(38)
Non-ETF Index	164	168	(4)	178	(14)	505	495	10
Equity subtotal	1,501	1,431	70	1,351	150	4,292	4,235	57
Fixed income:
Active	498	496	2	464	34	1,443	1,427	16
iShares ETFs	297	251	46	261	36	817	705	112
Non-ETF Index	113	98	15	129	(16)	354	293	61
Fixed income subtotal	908	845	63	854	54	2,614	2,425	189
Multi-asset	289	288	1	270	19	852	852	-
Alternatives:
Illiquid alternatives	140	122	18	128	12	416	350	66
Liquid alternatives	132	105	27	117	15	361	301	60
Currency and commodities	51	30	21	35	16	118	78	40
Alternatives subtotal	323	257	66	280	43	895	729	166
Long-term	3,021	2,821	200	2,755	266	8,653	8,241	412
Cash management	204	159	45	211	(7)	593	447	146
Total base fees	3,225	2,980	245	2,966	259	9,246	8,688	558
Investment advisory performance fees:
Equity	4	1	3	23	(19)	29	5	24
Fixed income	9	-	9	2	7	13	2	11
Multi-asset	10	1	9	2	8	13	7	6
Alternatives:
Illiquid alternatives	6	5	1	32	(26)	55	40	15
Liquid alternatives	503	114	389	53	450	575	157	418
Alternatives subtotal	509	119	390	85	424	630	197	433
Total performance fees	532	121	411	112	420	685	211	474
Technology services revenue	282	259	23	278	4	834	700	134
Distribution fees:
Retrocessions	188	166	22	162	26	519	491	28
12b-1 fees (US mutual fund distribution fees)	85	90	(5)	78	7	254	267	(13)
Other	15	14	1	13	2	44	41	3
Total distribution fees	288	270	18	253	35	817	799	18
Advisory and other revenue:
Advisory	14	21	(7)	17	(3)	48	62	(14)
Other	28	41	(13)	22	6	97	102	(5)
Total advisory and other revenue	42	62	(20)	39	3	145	164	(19)
Total revenue	$4,369	$3,692	$677	$3,648	$721	$11,727	$10,562	$1,165

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $245 million from the third quarter of 2019, primarily driven by organic growth and the positive impact of market beta and foreign exchange movements on average AUM, partially offset by the impact of strategic pricing changes to certain products. Securities lending revenue of $153 million in the current quarter increased from $150 million in the third quarter of 2019.

Investment advisory, administration fees and securities lending revenue increased $259 million from the second quarter of 2020, primarily driven by the positive impact of market beta and foreign exchange movements on average AUM and organic growth, and the effect of one additional day in the quarter, partially offset by lower securities lending revenue. Securities lending revenue of $153 million in the current quarter decreased from $210 million in the second quarter of 2020, primarily reflecting lower assets spreads.

•

Performance fees increased $411 million from the third quarter of 2019 and $420 million from the second quarter of 2020, primarily reflecting strong performance from a single hedge fund with an annual performance measurement period that ends in the third quarter.

•	Technology services revenue increased $23 million from the third quarter of 2019, primarily reflecting higher revenue from Aladdin®.
•

Advisory and other revenue decreased $20 million from the from the third quarter of 2019, primarily reflecting the impact of the previously announced charitable contribution of BlackRock’s remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”) in the first quarter of 2020.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Operating expense
Employee compensation and benefits	$1,411	$1,111	$300	$1,152	$259	$3,700	$3,258	$442
Distribution and servicing costs:
Retrocessions	188	166	22	162	26	519	491	28
12b-1 costs	83	89	(6)	75	8	247	265	(18)
Other	185	172	13	192	(7)	564	491	73
Total distribution and servicing costs	456	427	29	429	27	1,330	1,247	83
Direct fund expense	257	239	18	246	11	780	733	47
General and administration:
Marketing and promotional	48	79	(31)	39	9	156	241	(85)
Occupancy and office related	81	75	6	80	1	239	224	15
Portfolio services	73	64	9	65	8	203	191	12
Technology	93	70	23	92	1	273	206	67
Professional services	36	38	(2)	41	(5)	121	115	6
Communications	14	10	4	14	-	40	29	11
Foreign exchange remeasurement	1	(2)	3	1	-	7	18	(11)
Contingent consideration fair value adjustments	-	(1)	1	(2)	2	23	18	5
Product launch costs	80	-	80	-	80	164	59	105
Charitable Contribution	-	-	-	-	-	589	-	589
Other general and administration	35	52	(17)	58	(23)	176	142	34
Total general and administration expense	461	385	76	388	73	1,991	1,243	748
Amortization of intangible assets	27	28	(1)	27	-	79	68	11
Total operating expense	$2,612	$2,190	$422	$2,242	$370	$7,880	$6,549	$1,331

Highlights

•

Employee compensation and benefits expense increased $300 million from the third quarter of 2019 and $259 million from the second quarter of 2020, driven in part by higher incentive compensation associated with higher performance fees and operating income.

•

General and administration expense increased $76 million from the third quarter of 2019, reflecting $80 million of product launch costs associated with the September 2020 close of the $2 billion BlackRock Capital Allocation Trust. The increase also reflected higher technology expense, including certain costs related to COVID-19, and lower marketing and promotional expense.

General and administration expense increased $73 million from the second quarter of 2020, primarily reflecting $80 million of product launch costs, partially offset by the impact of a $12 million impairment of a fixed asset incurred in the second quarter of 2020.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Nonoperating income (expense), GAAP basis	$224	$(42)	$266	$357	$(133)	$510	$140	$370
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	153	-	153	188	(35)	162	17	145
Nonoperating income (expense)(1)	$71	$(42)	$113	$169	$(98)	$348	$123	$225

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Net gain (loss) on investments(1)
Private equity	$18	$6	$12	$8	$10	$8	$38	$(30)
Real assets	6	12	(6)	-	6	11	22	(11)
Other alternatives(2)	14	3	11	21	(7)	10	18	(8)
Other investments(3)	55	-	55	130	(75)	35	104	(69)
Subtotal	93	21	72	159	(66)	64	182	(118)
Gain related to the Charitable Contribution	-	-	-	-	-	122	-	122
Other gains (losses)(4)	23	(28)	51	51	(28)	279	25	254
Total net gain (loss) on investments(1)	116	(7)	123	210	(94)	465	207	258
Interest and dividend income	9	19	(10)	10	(1)	34	68	(34)
Interest expense	(54)	(54)	-	(51)	(3)	(151)	(152)	1
Net interest expense	(45)	(35)	(10)	(41)	(4)	(117)	(84)	(33)
Nonoperating income (expense)(1)	$71	$(42)	$113	$169	$(98)	$348	$123	$225

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 11 and 12.

(2)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amount for nine months ended September 30, 2020 include a nonoperating pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts primarily include noncash pre-tax gains (losses) related to the revaluation of a corporate minority investment.

INCOME TAX EXPENSE (Benefit)

	Three Months				Three Months			Nine Months
	Ended				Ended			Ended
	September 30,				June 30,			September 30,
(in millions), (unaudited)	2020	2019	Change		2020	Change		2020	2019	Change
Income tax expense (benefit)	$464	$341	$123		$361	$103		$811	$961	$(150)
Effective tax rate	25.4%	23.3%	210	bps	22.9%	250	bps	19.3%	23.2%	(390	) bps

Highlights

•

Third quarter 2020 income tax expense included a $54 million net noncash net income tax expense, related to the revaluation of certain deferred tax assets and liabilities as a result of legislation enacted in the United Kingdom increasing its corporate tax rate.

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Operating income, GAAP basis	$1,757	$1,502	$1,406	$3,847	$4,013
Non-GAAP expense adjustment:
Charitable Contribution	-	-	-	589	-
Operating income, as adjusted (1)	1,757	1,502	1,406	4,436	4,013
Product launch costs and commissions	83	-	-	170	61
Operating income used for operating margin measurement	$1,840	$1,502	$1,406	$4,606	$4,074
Revenue, GAAP basis	$4,369	$3,692	$3,648	$11,727	$10,562
Non-GAAP adjustments:
Distribution fees	(288)	(270)	(253)	(817)	(799)
Investment advisory fees	(168)	(157)	(176)	(513)	(448)
Revenue used for operating margin measurement	$3,913	$3,265	$3,219	$10,397	$9,315
Operating margin, GAAP basis	40.2%	40.7%	38.5%	32.8%	38.0%
Operating margin, as adjusted (1)	47.0%	46.0%	43.7%	44.3%	43.7%

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Nonoperating income (expense), GAAP basis	$224	$(42)	$357	$510	$140
Less: Net income (loss) attributable to NCI	153	-	188	162	17
Nonoperating income (expense), net of NCI	71	(42)	169	348	123
Less: Gain related to the Charitable Contribution	-	-	-	122	-
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$71	$(42)	$169	$226	$123

See note (2) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions, except per share data), (unaudited)	2020	2019	2020	2020	2019
Net income attributable to BlackRock, Inc., GAAP basis	$1,364	$1,119	$1,214	$3,384	$3,175
Non-GAAP adjustments:
Charitable Contribution, net of tax	-	-	-	226	-
Income tax matters	54	-	-	54	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,418	$1,119	$1,214	$3,664	$3,175
Diluted weighted-average common shares outstanding (4)	153.7	156.4	154.7	155.0	157.4
Diluted earnings per common share, GAAP basis (4)	$8.87	$7.15	$7.85	$21.84	$20.17
Diluted earnings per common share, as adjusted (3) (4)	$9.22	$7.15	$7.85	$23.64	$20.17

See notes (3) and (4) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees.  Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, included a non-GAAP expense adjustment during the nine months ended September 30, 2020. The Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. During the nine months ended September 30, 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Charitable Contribution.

During the nine months ended September 30, 2020, a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the non-recurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes.  These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (16) the ability to attract and retain highly talented professionals; (17) fluctuations in the carrying value of BlackRock’s economic investments; (18) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (19) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (20) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (21) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (22) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (23) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2020 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2020. The performance data does not include accounts terminated prior to September 30, 2020 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2020 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.